UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported) December 6, 2011 (November 30, 2011)
Travelport Limited
(Exact name of Registrant as specified in its charter)

Bermuda	333-141714	98-0505100
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification Number)
300 Galleria Parkway
Atlanta, GA 30339
(Address of principal executive office)
Registrant’s telephone number, including area code (770) 563-7400
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On November 30, 2011, our indirect wholly-owned subsidiary, Travelport LLC (the “Issuer”), completed a private offering of approximately $346 million in aggregate principal amount of the Issuer’s Second Priority Senior Secured Notes due 2016 (the “Notes”). The Notes will mature on December 1, 2016.
In connection with the previously announced successful completion of the restructuring of the senior unsecured payment-in-kind term loans of our direct parent holding company, Travelport Holdings Limited, the Notes were issued to the lenders party to the previously disclosed Second Lien Credit Agreement (as described in, and filed with, our Current Report on Form 8-K dated September 30, 2011 and filed on October 6, 2011), which required the Issuer, under certain conditions, to convert the terms loans under the Second Lien Credit Agreement into newly issued private-for-life bonds governed by an indenture containing substantially the same covenants, events of default and remedies as the Second Lien Credit Agreement (the “Bond Conversion”).
In connection with the consummation of such Bond Conversion, on November 30, 2011, the Issuer, we and certain of our wholly-owned subsidiaries guaranteeing the Notes, and Wells Fargo Bank, National Association, as trustee and collateral agent, entered into an indenture (the “Indenture”) which governs the terms of the Notes. The Indenture, among other things, (i) provides for an interest rate for the Notes equal to LIBOR plus 6%, payable in cash only when permitted by the terms of our Fourth Amended and Restated Credit Agreement (as described in, and filed with, our Current Report on Form 8-K dated September 30, 2011 and filed on October 6, 2011) or payment-in-kind interest on a cumulative quarterly basis; (ii) provides for guarantees, on a second priority secured basis, by the same entities that guarantee the obligations under the Fourth Amended and Restated Credit Agreement; and (iii) has substantially the same covenants and events of default as under the Fourth Amended and Restated Credit Agreement (other than financial covenants, larger baskets and a cross-acceleration to the Fourth Amended and Restated Credit Agreement).
As a result of the consummation of the Bond Conversion and the entry into the Indenture governing the terms of the Notes, the Second Lien Credit Agreement was terminated effective November 30, 2011.
The Notes have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or any state securities law and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements of the Securities Act and applicable state securities.
The foregoing description of the Indenture does not purport to be complete and is qualified in its entirety by reference to the text of such document, which is filed as Exhibit 4.1 hereto, and is incorporated by reference herein.
Item 1.02 Termination of a Material Definitive Agreement.
The information set forth above in under “Item 1.01. Entry into a Material Definitive Agreement” regarding the consummation of the Bond Conversion, entry into the Indenture and the termination of the Second Lien Credit Agreement is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information described above under “Item 1.01. Entry into a Material Definitive Agreement” and “Item 1.02. Termination of a Material Definitive Agreement” is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are filed as part of this report:

Exhibit No.	Description
4.1	Indenture, dated as of November 30, 2011, by and among Travelport LLC, Travelport Limited and the other guarantors named therein, and Wells Fargo Bank, National Association, as trustee and collateral agent (including the form of Second Priority Senior Secured Notes due 2016).

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELPORT LIMITED
By:	/s/ Rochelle J. Boas
Rochelle J. Boas
Senior Vice President and Assistant Secretary

Date: December 6, 2011

TRAVELPORT LIMITED
CURRENT REPORT ON FORM 8-K
Report Dated December 6, 2011 (November 30, 2011)
EXHIBIT INDEX

Exhibit No.	Description
4.1	Indenture, dated as of November 30, 2011, by and among Travelport LLC, Travelport Limited and the other guarantors named therein, and Wells Fargo Bank, National Association, as trustee and collateral agent (including the form of Second Priority Senior Secured Notes due 2016).